EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of Halden S. Shane, the Chief Executive Officer, and Nick Jennings, the Chief Financial Officer, of TOMI Environmental Solutions, Inc., hereby certifies in his capacity as an officer of TOMI Environmental Solutions, Inc., that, to his knowledge, the Annual Report of TOMI Environmental Solutions, Inc. on Form 10-K for the fiscal year ended December 31, 2024: (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of TOMI Environmental Solutions, Inc.

Date: April 14, 2025	By:	/s/ HALDEN S. SHANE
Halden S. Shane
Chief Executive Officer
(Principal Executive Officer)

Date: April 14, 2025	By:	/s/ NICK JENNINGS
Nick Jennings
Chief Financial Officer
(Principal Financial and Accounting Officer)